SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2005, the New York Stock Exchange (the “NYSE”) granted Bradley Pharmaceuticals, Inc. (the “Company”) an extension through January 31, 2006 to file its Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) with the SEC. This extension is subject to review by the NYSE on an ongoing basis. Should the Company be unable to meet this deadline, it may request up to an additional two months to file its 2004 Form 10-K, which request will be subject to formal re-evaluation by the NYSE. On December 19, 2005, the Company announced that it anticipates filing its 2004 Form 10-K on or about January 31, 2006.

The Company is not currently in compliance with NYSE Rule 203.01, which requires a listed company to distribute its annual report to its shareholders not later than 120 days after the close of each fiscal year, and Rule 302.00, which requires a listed company to hold an annual shareholders meeting during each fiscal year. In a filing made with the NYSE on December 30, 2005, the Company provided a detailed disclosure of the listing standards that it is not in compliance with, set forth the reasons for such non-compliance, and stated that it intends to file the 2004 Form 10-K by January 31, 2006. The Company intends to distribute its annual report to shareholders following the filing of the 2004 Form 10-K. A copy of the Company’s press release issued on December 30, 2005, announcing this extension from the NYSE, is included as Exhibit 99.1 to this Form 8-K.

Item	9.01. Financial Statements and Exhibits.

        The following exhibit is filed pursuant to Item 601 of Regulation S-K:

No.	Description

99.1	Press release dated December 30, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: December 30, 2005

EXHIBIT LIST

No.	Description

99.1	Press release dated December 30, 2005.